Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SmartKem, Inc.

Manchester, United Kingdom

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2021, relating to the consolidated financial statements of SmartKem Limited, which appears in the Company’s Form 8-K dated February 24, 2021, which is incorporated by reference in this Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO LLP

BDO LLP

Manchester, United Kingdom

March 31, 2021